Rodefer Moss

Certified Public Accountant

Investment Advisors

Technology Consultants

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

ELine Entertainment Group, Inc.

Old Hickory, Tennessee

We consent to the reference to our firm under the caption "Experts" and the use in the Form 10-KSB of ELine Entertainment Group, Inc. of our report dated February 22, 2002 relating to the balance sheet of ELine Entertinament Group, Inc. as of October 31, 2001, and the related statements of operations, changes in stockholders' defecit, and cash flows for the year ended October 31, 2001.

/s/ Rodefer Moss & Co. PLLC

February 28, 2002

1729 Midpard Road, Suite C-200                                                                                                                    189 Serral Drive

Knoxville, TN 37921                                                                                                                                     Greenville, TN 37745

365-583-0091   FAX 865-583-0561                                                                                                                423-638-8144  Fax 423-658-2979